                                                                     EXHIBIT 2.1
                                                                     -----------

Portions of this Exhibit are omitted and were filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.




HP Confidential



                             AMENDED AND RESTATED
                           ASSET PURCHASE AGREEMENT

                                     dated

                                October 9, 1998

                                by and between

                            HEWLETT-PACKARD COMPANY

                                      and

                         POWERWAVE TECHNOLOGIES, INC.

                               TABLE OF CONTENTS


ARTICLE 1   ASSETS AND LIABILITIES BEING PURCHASED AND ASSUMED                 1

     1.1    Purchased Assets                                                   1
     1.2    Excluded Assets                                                    2
     1.3    License Grant to Buyer                                             2
     1.4    Product Supply Agreement                                           2
     1.5    Real Property Purchase Agreement                                   3
     1.6    Transition Services Agreement                                      3

ARTICLE 2   OBLIGATIONS BEING ASSUMED; LIABILITIES NOT BEING ASSUMED           3

     2.1    Assumed Obligations                                                3
     2.2    Liabilities Not Being Assumed                                      4
     2.3    Taxes                                                              4

ARTICLE 3   PURCHASE PRICE; ALLOCATION OF PURCHASE PRICE                       4

     3.1    Purchase Price; Payment                                            4
     3.2    Allocation of Purchase Price                                       5

ARTICLE 4   REPRESENTATIONS AND WARRANTIES OF SELLER                           5

     4.1    Authority and Binding Effect                                       5
     4.2    Organization and Standing                                          6
     4.3    Business Financial Information                                     6
     4.4    Absence of Certain Changes                                         6
     4.5    The Purchased Assets                                               7
     4.6    Assigned Contracts; All Contracts                                  7
     4.7    Intellectual Property                                              8
     4.8    Conflicts                                                          9
     4.9    Customers and Suppliers                                           10
     4.10   Product Warranties and Liabilities                                10
     4.11   Insurance                                                         10
     4.12   Compliance with Laws/Permits                                      10
     4.13   Taxes and Tax Returns                                             11
     4.14   Litigation and Proceedings                                        11
     4.15   Operational Restrictions                                          12
     4.16   No Broker                                                         12
     4.17   Representations and Warranties of Seller                          12

ARTICLE 5   REPRESENTATIONS AND WARRANTIES OF BUYER                           12

     5.1    Authority and Binding Effect                                      12
     5.2    Organization                                                      12
     5.3    No Conflicts                                                      13
     5.4    Broker                                                            13
     5.5    Financial Resources                                               13

ARTICLE 6   CONDUCT OF BUSINESS PENDING THE CLOSING                           13

     6.1    Access                                                            13
     6.2    Conduct of Seller's Business                                      13

ARTICLE 7   OBLIGATIONS SURVIVING THE DATE OF THIS AGREEMENT AND
            THE CLOSING DATE                                                  15

     7.1    Consents to Assignment; Termination of Encumbrances               15
     7.2    Further Assurances                                                16
     7.3    Expenses                                                          16
     7.4    Taxes                                                             16
     7.5    Non-Competition and Non-Solicitation                              16
     7.6    SEC Financial Statements                                          17
     7.7    Delivery of Purchased Assets                                      17
     7.8    Accounting System                                                 18
     7.9    Risk of Loss                                                      18
     7.10   Purchased Assets on Leased Property                               18
     7.11   FTO Transfer                                                      18
     7.12   [*]                                                               18
     7.13   Inventory and Purchase Price Adjustment                           20

ARTICLE 8   SURVIVAL OF REPRESENTATIONS AND WARRANTIES                        20

ARTICLE 9   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER                  20

     9.1    Representations and Warranties                                    20
     9.2    Absence of Material Litigation                                    20
     9.3    Performance of Obligations                                        20
     9.4    No Material Adverse Change                                        20
     9.5    Certificates                                                      20
     9.6    Delivery of Additional Instruments                                21
     9.7    Real Property Purchase                                            21
     9.8    Hart-Scott-Rodino                                                 21
     9.9    Approval of Board of Directors                                    21
     9.10   Continuity of Business                                            21
     9.11   Financing                                                         21

__________
[*] Confidential Treatment Requested.

ARTICLE 10  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER                     22

     10.1   Representations and Warranties                                    22
     10.2   Absence of Material Litigation                                    22
     10.3   Performance of Obligations                                        22
     10.4   Certificates                                                      22
     10.5   Delivery of Additional Instruments                                22
     10.6   Approval of Executive Committee of the Board of Directors         22
     10.7   Hart-Scott-Rodino                                                 22

ARTICLE 11  THE CLOSING                                                       23

     11.1   Closing Deliveries of Seller                                      23
     11.2   Closing Certificates of Buyer                                     23

ARTICLE 12  TERMINATION                                                       23

     12.1   Methods of Termination                                            23
     12.2   Procedure upon Termination                                        23

ARTICLE 13  INDEMNIFICATION                                                   24

     13.1   Indemnification by Seller                                         24
     13.2   Indemnification by Buyer                                          25
     13.3   Notice of Claim                                                   25
     13.4   First Party Claims                                                26
     13.5   Third Party Claims                                                26
     13.6   Settlement of Third Party Claims                                  26
     13.7   Cooperation                                                       26
     13.8   Monetary Limit on Indemnification                                 26
     13.9   Exclusivity                                                       27
     13.10  Taxes and Insurance                                               27
     13.11  No Consequential Damages                                          27

ARTICLE 14  CONFIDENTIALITY                                                   27

     14.1   Confidentiality                                                   27
     14.2   Public Announcements                                              27

ARTICLE 15  MISCELLANEOUS                                                     27

     15.1   Assignment                                                        27
     15.2   Severability                                                      27
     15.3   Governing Law                                                     27
     15.4   Entire Agreement; Amendment                                       27
     15.5   Waiver                                                            28
     15.6   Interpretation; Headings                                          28
     15.7   Counterparts                                                      28
     15.8   Dispute Resolution                                                28
     15.9   Notices                                                           28
     15.10  Amendment and Restatement of Original Agreement                   29

ARTICLE 16  DEFINITIONS                                                       29

                                   SCHEDULES

          1.1(a)       Capital Equipment
          1.1(b)       Expensed Assets
          1.1(c)       Assigned Contracts
          1.1(d)       Technical Documentation
          1.1(l)       Licenses and Permits
          1.2          Excluded Assets
          2.1          Assumed Obligations
          2.2(h)       [*]
          4            Seller's Disclosure Schedule
          5            Buyer's Disclosure Schedule
          7.11         FTO Transfer
          7.13         Post-Closing Inventory


                                   EXHIBITS

          A            License Agreement
          B            Product Supply Agreement
          C            Purchase and Sale Agreement and Joint Escrow Instructions
          D            Transition Services Agreement
          E            Allocation of Purchase Price
          F            SEC Financial Statements
          G            Form of Bill of Sale and Assumption Agreement
          H-1          Form of Opinion of Seller's Counsel
          H-2          Form of Opinion of Buyer's Counsel
          I            New Confidential Disclosure Agreement


__________
[*] Confidential Treatment Requested.

HP Confidential


                             AMENDED AND RESTATED
                           ASSET PURCHASE AGREEMENT


     THIS AMENDED AND RESTATED ASSET PURCHASE AGREEMENT (the "Agreement") is made October 9, 1998, by and between Hewlett-Packard Company, a Delaware corporation ("Seller"), and Powerwave Technologies, Inc., a Delaware corporation ("Buyer").


                                   RECITALS

     WHEREAS, Seller is engaged in the business of designing, manufacturing and servicing products and systems for measurement, computation and communications; and

     WHEREAS, Seller desires to sell certain assets, operations and business related to its business of designing, manufacturing and marketing radio frequency power amplifiers for use in the communications infrastructure market which includes cellular, personal communications systems ("PCS"), specialty mobile radio ("SMR") systems, fixed wireless access ("FWA") systems, radio in the local loop ("RLL") systems and wireless in the local loop ("WLL") systems (collectively, the "Business"); and

     WHEREAS, subject to the terms and conditions of this Agreement, Buyer desires to purchase and Seller desires to sell and transfer to Buyer the assets, operations and business that constitute the Business as described herein; and

     WHEREAS, Seller and Buyer entered into that certain Asset Purchase Agreement, dated August 31, 1998 (the "Original Agreement") with respect to the purchase, sale and transfer of the Business referred to above; and

     WHEREAS, Seller and Buyer now desire to amend and restate the Original Agreement as provided herein;

     NOW, THEREFORE, in consideration of the terms, covenants, and conditions hereinafter set forth, the parties hereto agree as follows:

Article 1  Assets and Liabilities Being Purchased and Assumed.

     1.1   Purchased Assets.  Subject to the terms and conditions of this
           ----------------
Agreement, Buyer hereby agrees to purchase from Seller, and Seller hereby agrees to sell, convey, transfer and assign to Buyer, on the Closing Date, all of the assets, properties and rights set forth or described in Sections 1.1(a)-(l) inclusive (collectively, the "Purchased Assets"), which shall consist of the following:

          (a)  Seller's capital equipment that is listed on Schedule 1.1(a)
                                                            ---------------
attached hereto (the "Capital Equipment");

          (b) Seller's personal property and office equipment that are listed on Schedule 1.1(b) attached hereto (the "Expensed Assets");
   ---------------

          (c) All of Seller's rights and benefits under the agreements, contracts, licenses, instruments, commitments and understandings, written or oral that are listed (or, in the case of oral agreements or understandings, that are described) under the caption "Assigned Contracts" in Schedule 1.1(c)
                                                              ---------------
attached hereto;

          (d) The technical and descriptive materials, drawings, schematics and blueprints (other than those materials held as inventory) relating to the Business as listed on Schedule 1.1(d) attached hereto (the "Technical
                      ---------------
Documentation");

          (e) All rights of Seller in and to the customer and client lists, vendor lists, catalogues, data relating to vendors, promotion lists and marketing data and other compilations of names and requirements relating to the Business;

          (f) All rights of Seller in and to the computer programs, product designs, manufacturing processes, Technical Documentation, trade secrets and know how related to the Business, other than the Licensed Intellectual Property Rights (the "Proprietary Materials");

          (g) All of Seller's right, title and interest in and to the real property located at 104 Woodmere Road, Folsom, California 95630, together with all fixtures and other improvements located thereon or affixed thereto (the "Folsom Real Property"), pursuant to the terms of the Real Property Purchase Agreement;

          (h) All raw material, work-in-process and finished goods inventories, materials and supplies of Seller relating to the Business (the "Inventory");

          (i) All available ordinary and customary accounting records in support of the SEC Financial Statements, including order, shipment, material, standard cost, warranty, department expense and general ledger records necessary for Buyer to continue to operate the Business after the Closing;

          (j) Any cause of action, claim, suit, proceeding, judgment or demand, of any nature, of or held by Seller against any third parties arising out of the Business;

          (k) All goodwill associated with the Business and the Purchased Assets, including all of the Intangible Property Rights; and

          (l) All rights in and to the governmental and private permits, licenses, certificates of occupancy, franchises and authorizations listed on
Schedule 1.1(l) attached hereto, to the extent assignable, used in or relating
---------------
to the Folsom Real Property, the Business or the Purchased Assets.

     The Purchased Assets shall not include, and Seller shall retain, the Excluded Assets.

     1.2  Excluded Assets.  Seller shall retain all right, title and interest to
          ---------------
and in and shall not sell, transfer, assign, convey or deliver to Buyer, and Buyer shall not purchase from Seller, any Excluded Assets. "Excluded Assets" shall mean all assets of Seller that are not Purchased Assets, including, without limitation, the assets and information reflected on Schedule 1.2
                                                             ------------
attached hereto.

     1.3  License Grant to Buyer.  On the Closing Date, Seller and Buyer shall
          ----------------------
enter into the License Agreement in substantially the form of Exhibit A attached
                                                              ---------
hereto (the "License Agreement").

     1.4  Product Supply Agreement.  On the Closing Date, Seller and Buyer shall
          ------------------------
enter into the Product Supply Agreement in substantially the form of Exhibit B
                                                                     ---------
attached hereto (the "Product Supply Agreement").

     1.5  Real Property Purchase Agreement.  On August 31, 1998, Seller and
          --------------------------------
Buyer entered into the Purchase and Sale Agreement and Joint Escrow Instructions in the form of Exhibit C attached hereto (the "Real Property Purchase
              ----------
Agreement").

     1.6  Transition Services Agreement.  On the Closing Date, Seller and Buyer
          -----------------------------
shall enter into the Transition Services Agreement in substantially the form of Exhibit D attached hereto (the "Transition Services Agreement").
---------

Article 2.  Obligations Being Assumed; Liabilities Not Being Assumed.

     2.1  Assumed Obligations.  Buyer hereby agrees to assume only:  (a) those
          -------------------
liabilities and obligations specifically set forth in Schedule 2.1 hereto; (b)
                                                      ------------
those executory obligations arising after the Closing Date under the Assigned Contracts; (c) as set forth in Schedule 7.11, the aggregate amount of FTO
                               -------------
transferred by Seller employees to Buyer pursuant to Section 7.11; and (d) subject to Section 2.2(h) below, any claims brought under any Warranties or any other Claims relating to products sold by the Business that are outstanding as of the Closing Date or that are brought after the Closing Date, including without limitation any Claims relating to [*] Section [*] below (collectively, "[*]") that are outstanding as of the Closing Date or that are brought after the Closing Date (the liabilities, obligations and claims referred to in clauses 2.1(a), (b), (c) and (d) are referred to herein collectively as the "Assumed Obligations"). The Assumed Obligations shall not include any obligations or liabilities arising out of any act or omission or default of Seller under any Assigned Contract, regardless of when such liability or obligation is asserted.

     2.2  Liabilities Not Being Assumed.  Except for the Assumed Obligations,
          -----------------------------
Seller agrees that Buyer shall not be obligated to assume or perform and is not assuming or performing any liabilities or obligations of Seller, whether known or unknown, fixed or contingent, certain or uncertain, and regardless of when such liabilities or obligations may arise or may have arisen or when they are or were asserted (the "Retained Liabilities"), and Seller shall remain responsible for all Retained Liabilities, which shall include, without limitation, any and all of the following obligations or liabilities of Seller:

          (a) Any compensation or benefits payable to present or past employees of Seller, including without limitation, any liabilities arising under any employee pension or profit sharing plan or other employee benefit plan and any of Seller's obligations for vacation, holiday or sick pay;

          (b) All federal, state, local, foreign or other Taxes (i) that have arisen prior to the Closing Date or may arise thereafter out of the Business, and (ii) for which Seller is or, at any time hereafter, may become liable; provided, however, that the Retained Liabilities shall not include any Taxes arising out of the conduct by Buyer, after the Closing Date, of the Business.

          (c) Any Encumbrances on any of the Purchased Assets and all obligations and liabilities secured thereby that are not set forth on Schedule
                                                                      --------
2.1 hereto;
---

          (d) All obligations of Seller, either for borrowed money or incurred in connection with the purchase, lease or acquisition of any assets, that are not set forth on Schedule 2.1 hereto;
                 ------------

          (e)  Any accounts or notes payable of Seller;

          (f) Any claims, demands, actions, suits or legal proceedings that have been asserted or threatened prior to the Closing Date against Seller, the Business or the Purchased Assets or which may be threatened hereafter against the Purchased Assets, the Business or Buyer that arises in any way from or in connection with (i) Seller's operation of the Business prior to the Closing Date, or (ii) any other business or non-business activities of Seller conducted prior hereto or hereafter, including, without limitation, those

__________
[*] Confidential Treatment Requested.

legal actions or other proceedings set forth in Seller's Disclosure Schedule;
                                                ----------------------------

          (g) Any obligations under any employment, consulting or non-competition agreement, whether written or oral, that is not listed on Schedule
                                                                      --------
2.1 and any liabilities or obligations arising out of the termination by Seller
---
of any of its employees in anticipation or as a consequence of, or following, consummation of the transactions contemplated hereby; and

          (h)  [*] described in Schedule 2.2(h) attached hereto (collectively,
                                ---------------
[*]).

     2.3  Taxes.
          -----

          (a) Except as set forth in the Real Property Purchase Agreement, Buyer shall pay all applicable Taxes and all recording and filing fees, whether levied on Seller or Buyer, that are payable by reason of the sales, transfers, leases, rentals, licenses, and assignments contemplated hereby, except for Seller's income and capital gains taxes or franchise or other taxes based on Seller's income.

          (b) Buyer shall be responsible for all Taxes attributable to, levied upon or incurred in connection with the Purchased Assets pertaining to the period (or that portion of the period) immediately beginning after the Closing Date.

Article 3.  Purchase Price and Allocation of Purchase Price.

     3.1  Purchase Price.
          --------------

          (a)  The consideration for the sale to Buyer of the Purchased
Assets, the covenant not to compete set forth in Section 7.5 below, the license granted to Buyer pursuant to the License Agreement and Seller's entering into the other Principal Agreements shall be the sum of sixty million dollars ($60,000,000), subject to adjustment pursuant to Section 7.13 below (the "Purchase Price").

          (b) At the Closing, Buyer shall pay to Seller, by wire transfer of immediately available funds to the following account of Seller: Bank of America ABA #121000358 (domestic transfer to credit to the account of Hewlett-Packard Company), account number 12336-51354, a cash payment equal to the sum of:

               (i)  sixty million dollars ($60,000,000),
less

__________
[*] Confidential Treatment Requested.

               (ii)  (A) the amount set forth in Schedule 7.11 equal to the
                                                 -------------
aggregate amount of FTO transferred by Seller employees to Buyer pursuant to
Section 7.11;

                     (B) forty-two thousand two hundred sixty-seven dollars and twenty-one cents ($42,267.21) equal to the amount of estimated real estate taxes to be paid by Buyer for the period from July 1, 1998 to the Closing Date with respect to the Folsom Real Property to be transferred by Seller to Buyer at the Closing Date pursuant to the Real Property Purchase Agreement; and

                     (C) two million five hundred thousand dollars ($2,500,000) (the "Prepayment").

     3.2    Allocation of Purchase Price.  The Purchase Price shall be allocated
            ----------------------------
among the Purchased Assets, the covenant not to compete set forth in Section 7.5 below and the Principal Agreements, in the manner set forth in Exhibit E to be
                                                               ---------
agreed by the parties and attached hereto within sixty (60) days after the Closing (the "Purchase Price Allocation"). Each of the parties, when reporting the transactions consummated hereunder in its own Tax Returns, shall allocate the Purchase Price paid or received, as the case may be, in a manner that is consistent with the Purchase Price Allocation set forth in Exhibit E hereto.
                                                           ---------
Additionally, each of the parties will comply with, and furnish the information required by, Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and any regulations thereunder.

Article 4.  Representations and Warranties of Seller.

     Subject to the disclosures and exceptions set forth in the disclosure schedule delivered by Seller to Buyer attached to the Original Agreement as
Schedule 4, Seller made the representations and warranties set forth hereinafter
----------
in this Section 4 to Buyer as of the date of the Original Agreement, except for the representations and warranties set forth in Sections 4.1(b) with respect to the Principal Agreements, 4.5(b), 4.6 and 4.10 and the delivery of certain Schedules to the disclosure schedule to the Original Agreement (the "Original Seller's Disclosure Schedule"), which were to be attached to the Original Agreement after the date thereof. Subject to the disclosures and exceptions set forth in the disclosure schedule delivered by Seller to Buyer attached hereto as
Schedule 4  ("Seller's Disclosure Schedule"), Seller hereby makes the
----------
representations and warranties set forth hereinafter in this Section 4 to Buyer as of the date hereof.

     4.1    Authority and Binding Effect.
            ----------------------------

            (a) Seller has the full corporate power and authority to execute and deliver this Agreement and the Principal Agreements. This Agreement and the Principal Agreements and the consummation by Seller of its obligations contained herein and therein have been duly authorized by all necessary corporate actions of Seller, and such agreements have been duly executed and delivered by Seller.

          (b) This Agreement is a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, and upon execution and delivery each of the Principal Agreements will be a valid and binding agreement of Seller, and will be enforceable against it in accordance with its terms, in each case except as enforceability of the obligations of Seller hereunder and thereunder may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally, and (ii) general principles of equity relating to the availability of equitable remedies (whether such agreements are sought to be enforced in a proceeding at law or a proceeding in equity).

          (c) Other than Seller's filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), it is not necessary for Seller to take any action or to obtain any approval, consent or release by or from any third person, governmental or other, to enable Seller to enter into or perform its obligations under this Agreement or any of the Principal Agreements.

     4.2  Organization and Standing.
          -------------------------

          (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and Seller is qualified to do business in each jurisdiction where it conducts the Business, in which the character of the properties owned by it in connection with the Business or the nature of the Business makes such authorization necessary and where the failure to be so qualified would have a Material Adverse Effect on Seller.

          (b) Seller has the requisite corporate power and authority to conduct the Business as now conducted and to own or lease (as the case may be) the Purchased Assets, and to use such Purchased Assets in the conduct of the Business.

          When used in this Agreement, the phrases "Material Adverse Effect on Seller" and "Material Adverse Effect on the Business" shall both mean a circumstance, state of facts, event, consequence or result that materially and adversely affects, or could reasonably be expected to affect materially and adversely the Purchased Assets or the Business, or the financial condition or operating results of the Business or the ability of Seller to consummate the transactions which it is required to consummate hereunder; and the phrase "Material Adverse Effect on Buyer" shall mean a circumstance, state of facts, event, consequence or result that materially and adversely affects, or could reasonably be expected to affect materially and adversely the financial condition or operating results of Buyer or the ability of Buyer to consummate the transactions which it is required to consummate hereunder.

     4.3  Business Financial Information. The financial information schedules,
          ------------------------------
attached to Seller's Disclosure Schedule as Schedule 4.3 (the "Business
            ----------------------------    ------------
Financial Information") (a) have been compiled from and are in accordance with Seller's books and records for the Business, and (b) fairly present in all material respects the directly allocable assets, liabilities, revenues and expenses of the Business as of the respective dates and for the periods then ended in accordance with Seller's accounting and financial policies, which comply with generally accepted accounting principles ("GAAP"). The Business Financial Information also include certain internal management allocations, which reflect management's judgment as to the proper apportionment of shared Seller assets, liabilities and expenses to the Business; provided, however, such allocations may not be representative of the assets, liabilities and expenses necessary to operate the Business on a standalone basis.

     4.4  Absence of Certain Changes.  Since July 31, 1998, there has not been:
          --------------------------

          (a) Any default or breach, or anticipated default or breach under, or any amendment, termination or revocation of or, to Seller's Knowledge, any threatened termination or revocation of, any of the Assigned Contracts;

          (b) Any actual or, to Seller's Knowledge, threatened amendment, termination or revocation of any license, permit or franchise required for the continued operation by Seller of any material portion of the Business;

          (c) Any sale, transfer, or other disposition of, or the incurrence or imposition of any Encumbrance of any kind on or affecting, any of the Purchased Assets except (i) licenses, sales or utilization of inventory and obsolete equipment in the ordinary course of the Business and consistent with past practices of Seller, and (ii) Encumbrances for current taxes not yet due and payable;

          (d) Any damage, destruction or loss, whether or not covered by insurance, of any of the Purchased Assets in an amount that exceeds two hundred thousand dollars ($200,000) or which adversely affects Seller's or Buyer's ability to continue to conduct the Business in any material respect as the Business was conducted during the nine-month period ended July 31, 1998;

          (e) The entry or violation of any judgment, order, writ or decree that has had or could reasonably be expected to have a Material Adverse Effect on Seller or on the Business; or

          (f) The occurrence of any other event or circumstance which has had or could reasonably be expected to have a Material Adverse Effect on Seller or on the Business.

     4.5  The Purchased Assets.
          --------------------

          (a)  Capital Equipment.  The Capital Equipment are in good working
               -----------------
order and condition, ordinary wear and tear excepted, have been properly maintained, are suitable for the uses for which they are being utilized in the Business, do not require more than regularly scheduled maintenance in the ordinary course, consistent with Seller's established maintenance policies, to keep them in good operating condition and comply with all requirements under applicable laws, regulations and licenses which govern the use and operation thereof.

          (b)  No Leases of Material Tangible Personal Property.  Seller does
               ------------------------------------------------
not lease any material tangible personal property used in the conduct of the Business.

          (c)  Inventories.  Schedule 4.5(c) to Seller's Disclosure Schedule
               -----------   -----------------------------------------------
sets forth a list of Inventory relating to the Business as of July 31, 1998, with a valuation based on Seller's standard practices. All Inventory is of a quality and quantity usable in the ordinary course of the Business, except for obsolete items, damaged items and materials at below standard quality, which, in the aggregate are not material in amount and have been written off or written down to net realizable value in the Financial Statements.

          (d)  Title to and Adequacy of Purchased Assets.  Seller has, and on
               -----------------------------------------
the Closing Date will convey and transfer to Buyer, good, complete and marketable title to all of the Purchased Assets, free and clear of all Encumbrances of any nature whatsoever other than the Permitted Encumbrances described in Section 4.5(d) of Seller's Disclosure Schedule. All of the
             ----------------------------------------------
Purchased Assets are in the exclusive possession and control of Seller, and Seller has the unencumbered right to use, and to sell to Buyer in accordance with the terms and provisions of this Agreement, all of the Purchased Assets without interference from and free of the rights and claims of others. The Purchased Assets and the Proprietary Materials constitute all of the assets, properties, rights, privileges and interests which Seller either owns or controls, or uses or holds for use exclusively in connection with the Business and which are necessary for Buyer to own and operate the Business substantially in the same manner as it has been owned and operated by Seller during the nine-month period ended July 31, 1998.

     4.6  The Assigned Contracts and Other Agreements.
          -------------------------------------------

          (a)  Schedule 1.1(c) contains an accurate and complete list of the
               ---------------
Assigned Contracts. Seller has furnished to Buyer accurate and complete copies of all of the Assigned Contracts. Each of the Assigned Contracts is a valid and binding obligation of Seller and the other parties thereto, enforceable in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and general principles of equity relating to the availability of equitable remedies. There have not been any defaults by Seller or, to Seller's Knowledge, defaults or any claims of default or claims of nonenforceability by the other party or parties under or with respect to any of Assigned Contracts which, individually or in the aggregate, would have a Material Adverse Effect on the Business, and there are no facts or conditions to Seller's Knowledge that have occurred or that are anticipated to occur which, with the passage of time or the giving of notice, would constitute a default by Seller, or to Seller's Knowledge, by the other party or parties under any of the Assigned Contracts or would cause a creation or imposition of any Encumbrance upon any of the Purchased Assets or otherwise would have a Material Adverse Effect on the Business.

          (b)  Schedule 4.6(b) to Seller's Disclosure Schedule contains a list
               -----------------------------------------------
of all of the contracts, agreements, indentures, notes, leases and other instruments or commitments, written or oral, which are related to any of the Purchased Assets, the Assumed Obligations or the Business or the consummation of the transactions contemplated by this Agreement.

          As used in this Agreement, "Seller's Knowledge" shall mean only the actual knowledge of the following employees of Seller or the knowledge such employees would reasonably be expected to have: Dave Allen, Ross Woolley, Steve Cooper, Caroline Husted, Don Whitelaw, Ed Rodgers, Ulrich Lippuner, Rich Silvers and Melanie Daniels.

     4.7  Intellectual Property.
          ---------------------

          (a) Seller owns all right, title and interest in and to all patents, patent applications, copyrights, trademarks, trademark applications and trade secrets, know-how, intellectual property and rights thereto pertaining to the Business, which consists of the Licensed Intellectual Property Rights and the Proprietary Materials (collectively, the "Intellectual Property Rights") free and clear of all Encumbrances (including without limitation any distribution rights and royalty rights).

          (b) Seller has the exclusive right to use, sell, license and dispose of, and has the right to bring actions for infringement of, all Intellectual Property Rights.

          (c) All of Seller's copyright registrations related to any and all of Seller's Intellectual Property Rights are valid and in full force and effect.
If the copyright has not been registered, then it is not part of the foregoing representation. Seller has valid copyrights in all material copyrightable material used in connection with the Business and included in the Purchased Assets or the Licensed Intellectual Property Rights whether or not registered with the U.S. Copyright Office. Consummation of the transactions contemplated hereby will not alter or impair the validity of any such copyrights or copyright registrations.

          (d) No claims have been asserted against Seller by any person challenging Seller's use or distribution (including manufacture, marketing license or sale) of any Intellectual Property Rights or challenging or questioning the validity or effectiveness of any license or agreement relating thereto. To Seller's Knowledge, there is no valid basis for any claim of the type specified in this Section 4.7(d).

          (e) The execution, delivery and performance of this Agreement and the transactions contemplated hereby will not (i) breach, violate or conflict with any instrument, agreement or other right governing any of the Intellectual Property Rights or portion thereof, (ii) cause the forfeiture or termination, or give rise to a right of forfeiture or termination, of any Intellectual Property Rights or portion thereof, (iii) in any way impair the right of Buyer to use (including distribute, manufacture, marketing, license, sale or other disposition) any Intellectual Property Rights or portion thereof, or (iv) to Seller's Knowledge, give rise to any right to bring any action for infringement of any Intellectual Property Rights or any portion thereof.

          (f) To Seller's Knowledge, the operation by Seller of the Business (including distribution, manufacture, marketing, license or sale) does not violate, and has not violated, any right of any third party, including, without limitation, infringement of or misappropriation of intellectual property.

          (g) To Seller's Knowledge, no third party is violating, infringing, or misappropriating any Intellectual Property Right.

          (h) To Seller's Knowledge, no party to any contract, commitment or restriction relating to any Intellectual Property Right intends to cancel, withdraw, modify or amend such contract.

          (i) (i) No third party has any right to manufacture, reproduce, distribute, sell, sublicense, market or exploit any of the Intellectual Property Rights or any adaptations, translations, or derivative works based on the Intellectual Property Rights, or any portion thereof; (ii) Seller has no agreements, contracts or commitments that provide for the manufacture, reproduction, distribution, sale, sublicensing, marketing, development, exploitation or supply by Seller of any Intellectual Property Right or any adaptation, translation, or derivative work based on the Intellectual Property Rights, or any portion thereof or otherwise material to the Business; (iii) Seller has not granted to any third party any exclusive or non-exclusive rights of any kind with respect to any of the Intellectual Property Rights; and (iv) Seller has not granted any third party any right to market any product utilizing any Intellectual Property Right under any "private label" arrangements pursuant to which Seller is not identified as the source of such goods. Each document or instrument identified pursuant to this Section 4.7(i) is listed in Schedule 4.7
                                                                   ------------
attached to Seller's Disclosure Schedule and true and correct copies of such
----------------------------------------
documents or instruments have been furnished to Buyer.

          (j) Seller has not knowingly altered its data, or any Intellectual Property Rights, in a manner that may damage data, whether stored in electronic, optical or magnetic or other form.

          (k) Except as set forth herein, Seller makes no representation or warranty as to the validity or utility of any patents licensed to Buyer under the License Agreement.

          (l) Except as set forth herein, Seller makes no representation or warranty as to the accuracy or usefulness of the HP Confidential Information (as defined in the License Agreement) or to the quality of goods to be produced by Buyer through its operation of the Business after the Closing.

          (m) At the Closing Date, Seller hereby gives the representations and warranties contained in the last sentence of Section 4.7(d) and in Section 4.7(f) after due inquiry. For the purpose of this Section 4.7(m), "due inquiry" shall mean that Seller, at its expense (i) has conducted an on-line search within U.S. and foreign patent databases using applicable keyword search strategies, and (ii) has engaged an independent search firm to conduct an infringement/freedom to operate search.

     4.8  Conflicts. Neither the execution and delivery of nor the consummation
          ---------
of the transactions contemplated by, this Agreement or the Principal Agreements will or could result in any of the following:

          (a) A default or an event that, with notice or lapse of time, or both, would be a default, breach or violation of the Certificate of Incorporation, bylaws or other governing instruments of Seller, or any Assigned Contract;

          (b) The right to terminate any Assigned Contract, or the acceleration of the maturity of any indebtedness or other obligation of Seller relating to the Business;

          (c) The creation or imposition of any Encumbrance on any of the Purchased Assets;

          (d) The violation or breach of any writ, injunction or decree that would become or is now applicable to or binding on any of the Purchased Assets or the Business;

          (e) A loss or adverse modification of any license, franchise, permit or other authorization or right (contractual or other) to operate the Business or to own any of the Purchased Assets, granted to or otherwise held by Seller or used in the Business, which would have a Material Adverse Effect on the Business; or

          (f) The right to cease or terminate any other business relationship or arrangement between Seller and any third party that would have a Material Adverse Effect on the Business.

     4.9  Customers and Suppliers.  Schedule 4.9 to Seller's Disclosure Schedule
          -----------------------   --------------------------------------------
contains correct and current lists of (a) Seller's ten (10) largest customers, in terms of the revenues generated from the conduct of the Business, in the twelve-month period ended October 31, 1997, and the nine-month period ended July 31, 1998, showing the approximate aggregate dollar amount of revenues from each such customer during such periods and the nature of the products licensed or sold; and (b) the ten (10) largest suppliers of Seller in terms of purchases made by Seller in connection with the Business during the nine-month period ended July 31, 1998, showing the approximate aggregate dollar amounts of purchases by Seller from each such supplier during such periods. To Seller's Knowledge, none of the customers or suppliers listed in Schedule 4.9 to
                                                         ---------------
Seller's Disclosure Schedule intends to cease, and there is no event or
----------------------------
circumstance that has occurred during the past twelve (12) months which might reasonably be expected to cause or lead any such customer or supplier to cease doing business with Seller, or alter materially the amount of the business that any of them is presently doing with Seller.

     4.10  Product Warranties and Liabilities.  Schedule 4.10 to Seller's
           ----------------------------------   -------------------------
Disclosure Schedule sets forth the current Warranties given or made by Seller
-------------------
relating to the Business. "Warranties" shall mean all obligations to service, repair, replace, credit or refund based upon or arising out of express and implied warranties made by Seller in connection with the Business. Schedule
                                                                    --------
4.10 to Seller's Disclosure Schedule reflects in all material respects all
------------------------------------
Warranties as of the date it is delivered. Seller has not extended or granted any return rights or given or made any Warranties with respect to the Business which are currently in effect except for those set forth in Schedule 4.10 to
                                                            ----------------
Seller's Disclosure Schedule. To Seller's Knowledge, no products relating to the
----------------------------
Business which have been shipped by Seller in a condition that such products might reasonably be expected to be returned by the customers, or there is no intention on the part of any customer to return any of Seller's products, except returns made in the ordinary course of the Business and consistent with the Warranties and which, in any event, are not, and are not expected to become, material in amount. To Seller's Knowledge, there is no fact or the occurrence of any event which might reasonably form the basis of any present or future claim against Seller, whether or not fully covered by insurance, for liability on account of negligence or product liability or on account of any Warranties which would have, individually or in the aggregate, a Material Adverse Effect on the Business, and adequate reserves will have been set aside in the SEC Financial Statements for claims relating to Warranties and product returns. Set forth in Schedule 4.10 to Seller's Disclosure Schedule is a summary of the
         ---------------------------------------------
average liabilities incurred by Seller with regards to claims made to Seller in the eighteen-month period ended July 31, 1998 with respect to Warranties or product returns for all products sold by Seller in the conduct of the Business.

     4.11  Insurance.  Seller has reasonably self-insured (based on standard
           ---------
industry practice) or reasonably insured with third party insurers the Purchased Assets and the Folsom Real Property against loss or damage with all risk coverage on a replacement cost basis.

    4.12  Compliance with Law/Permits.
          ---------------------------

          (a) Seller is in compliance with all, and is not in violation of any, law, ordinance, order, decree, rule or regulation of any governmental agency or authority, the violation of or noncompliance with which could have a Material Adverse Effect on the Business. No unresolved (i) charges of violations of laws or regulations relating to the Business have been made or threatened, (ii) proceedings or investigations relating to the Business are pending or, to Seller's Knowledge, have been threatened, and (iii) citations or notices of deficiency have been issued or have been threatened, against Seller relating to or arising out of the Business by any governmental authorities, which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, on the Business; and, to Seller's Knowledge, there are no facts or circumstances upon which any such charges, proceedings, investigations, or citations or deficiency notices, reasonably may be instituted, issued or brought hereafter.

          (b)  Schedule 1.1(l) contains a true, correct and complete list of all
               ---------------
governmental licenses, permits, authorizations, franchises or certificates or rights (contractual or other) relating to the Business that are held by Seller (collectively, "Licenses and Permits"). All of the Licenses and Permits are in full force and effect at the date hereof. There is no other license, permit, authorization, franchise, certificate or right to operate the absence of which has had, or could reasonably be expected to have, a Material Adverse Effect on the Business. The Business is in compliance with the conditions and requirements imposed by or in connection with such Licenses and Permits. Seller has not received any notice, and to Seller's Knowledge there is no reason to believe, that any governmental authority intends to cancel, terminate or modify any of such Licenses or Permits or that there are valid grounds for any such cancellation, termination or modification. Seller has delivered or made available to Buyer a true, correct and complete copy of the most recent safety inspection and quality assurance reports prepared by any employees or consultants of Seller or by any governmental authorities relating to the Business or the products licensed or sold or the services rendered by Seller in the Business.

    4.13  Taxes and Tax Returns.  For purposes of this Agreement (a) the term
          ---------------------
"Tax" or "Taxes" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not; and (b) the term "Tax Return" means any return, declaration, report, claim for refund, or information return or statement (including, without limitation , information returns or reports related to back-up withholding and any payments to third parties) relating to any Taxes, including any schedule or attachment thereto, and including any amendment thereof. Subject to the last sentence of Section 7.4, Buyer shall have no liability or obligation whatsoever, and shall not incur any loss, expense or cost, and none of the Purchased Assets, or any assets of Buyer, shall be subjected to any Encumbrance, by reason of any Taxes arising out of (x) the Business as conducted by Seller prior to the consummation of the sale hereunder of the Purchased Assets to Buyer, or (y) any other operations or activities of Seller whether conducted prior to the date hereof or hereafter. Seller further represents and warrants that it is relying solely on its own accountants and advisors for advice as to the tax consequences to it of the transactions contemplated hereby.

     4.14  Litigation and Proceedings. There is no action, suit, proceeding or
           --------------------------
investigation, or any counter or cross-claim in an action brought by or on behalf of Seller, whether at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that is pending or, to Seller's Knowledge, threatened, against Seller, which (i) could reasonably be expected to affect adversely Seller's ability to perform its obligations under this Agreement or the Principal Agreements or complete any of the transactions contemplated hereby or thereby, or (ii) to Seller's Knowledge, involves the possibility of any judgment or liability, or which may become a claim, against Buyer, the Business or the Purchased Assets. Seller is not subject to any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over Seller, any of the Purchased Assets or the Business that affects, involves or relates to the Purchased Assets of the Business.

     4.15  Operational Restrictions.  The Business is not subject to (a) any
           ------------------------
restrictions under any applicable laws or regulations or (b) any charter or other corporate or contractual restriction or (c) any judgment, order, writ, injunction, decree or order, which has had or could reasonably be expected to have a Material Adverse Effect on the Business. Seller does not know of any facts, circumstances or events which has had, or with the passage of time may have, a Material Adverse Effect on any of the Purchased Assets or on the Business.

     4.16  No Broker.  Seller has not retained or used the services of an agent,
           ---------
finder or broker in connection with the transactions contemplated by this Agreement.

     4.17  Representations and Warranties of Seller.  The representations and
           -----------------------------------------
warranties of Seller contained herein, and the disclosures contained in Seller's
                                                                        --------
Disclosure Schedule do not contain any statement of a material fact that was
-------------------
untrue when made or omits any information necessary to make any such statement contained therein, in light of the circumstances under which such statement was made, not misleading. Seller has not made any representations or warranties to Buyer with respect to the federal, state or local income or other tax consequences to Buyer of the consummation by it of the transactions contemplated hereby.

Article 5.  Representations and Warranties of Buyer.

     Subject to the disclosures and exceptions set forth in the disclosure schedule delivered by Buyer to Seller in the form attached to the Original Agreement as Schedule 5, Buyer made the representations and warranties set forth
             ----------
hereinafter in this Section 5 to Seller as of the date thereof, except for the representations and warranties set forth in Section 5.1(b) with respect to the Principal Agreements. Subject to the disclosures and exceptions set forth in the disclosure schedule delivered by Buyer to Seller in the form attached hereto as Schedule 5, Buyer hereby makes the representations and warranties set forth
   ----------
hereinafter in this Section 5 to Seller as of the Closing.

     5.1    Authority and Binding Effect.
            ----------------------------

            (a) Buyer has the full corporate power and authority to execute and deliver this Agreement and the Principal Agreements. This Agreement and the Principal Agreements and the consummation by Buyer of its obligations contained herein and therein have been duly authorized by all necessary corporate actions of Buyer, and such agreements have been duly executed and delivered by Buyer.

            (b) This Agreement is a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, and upon execution and delivery each of the Principal Agreements will be a valid and binding agreement of Buyer, and will be enforceable against it in accordance with its terms, in each case except as enforceability of the obligations of Buyer hereunder and thereunder may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally, and (ii) general principles of equity relating to the availability of equitable remedies (whether such agreements are sought to be enforced in a proceeding at law or a proceeding in equity).

            (c) Other than Buyer's filing under the HSR Act, it is not necessary for Buyer to take any action or to obtain any approval, consent or release by or from any third person, governmental or other, to enable Buyer to enter into or perform its obligations under this Agreement or any of the Principal Agreements.

     5.2    Organization.  Buyer is a corporation duly organized, validly
            ------------
existing and in good standing under the laws of the State of Delaware.

     5.3    No Conflicts.  Neither the execution and delivery nor the
            ------------
performance of this Agreement or any of the Principal Agreements by Buyer will or could result in any of the following:

            (a) a default or an event that, with notice or lapse of time, or both, would constitute a default, breach or violation of the Certificate of Incorporation or Bylaws of Buyer, any contract, lease, license, franchise, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, security or pledge agreement, or other agreement, instrument or arrangement to which Buyer is a party or is subject and which is material to Buyer (a "Material Buyer Contract");

            (b) the termination of any Material Buyer Contract or the acceleration of the maturity of any indebtedness or other monetary obligation of Buyer that is material in amount to Buyer; or

            (c) a violation or breach of any writ, injunction or decree of any court or governmental instrumentality to which Buyer is a party or by which any of its properties is bound or any laws or regulations applicable to Buyer, where the violation would have a Material Adverse Effect on Buyer.

     5.4    Broker.  Buyer has not retained or used the services of an agent,
            ------
finder or broker in connection with the transactions contemplated by this Agreement.

     5.5    Financial Resources.  Subject to Buyer's obtaining bank or other
            -------------------
financing, Buyer has the financial resources to enable it to fulfill its obligations to Seller hereunder and the Principal Agreements, including, without limitation, the payment of the Purchase Price to Seller on the Closing Date.

     5.6    Representations and Warranties.  The representations and warranties
            ------------------------------
of Buyer do not contain any statement of a material fact that was untrue when made or omits any information necessary to make any statement of material contained therein, in light of the circumstances under which such statement was made, not misleading. Buyer has not made any representations or warranties to Seller with respect to the federal, state or local income or other tax consequences to Seller of the consummation by it of the transactions contemplated hereby.

Article 6   Conduct of Business Pending the Closing.

     Between the date hereof and the Closing, and except as otherwise consented to by Buyer in writing, Seller covenants as follows:

     6.1    Access.  Seller shall give to Buyer and its representatives, from
            ------
and after the date of execution of this Agreement, on prior reasonable request therefor from Buyer or such representatives, such access to the premises, employees, agents and consultants of Seller, and such copies of the Financial Statements, books and records, and contracts and leases and other documentation, so as to enable Buyer to inspect and evaluate all aspects of the Business and operations, assets, operating results, financial condition, capitalization, ownership and legal affairs relating to the Business. Buyer agrees to conduct its review, and to cause its representatives to conduct their review, in a manner designed to minimize any disruption of the Business. Buyer further agrees that, if requested by Seller, Seller's representatives will enter into confidentiality agreements in a form reasonably satisfactory to Seller prior to accessing any such information pursuant to this Section 6.1.

     6.2  Conduct of Seller's Business.  From the date of this Agreement and
          ----------------------------
until the Closing or termination of this Agreement, whichever first occurs, Seller shall operate and conduct the Business diligently and only in the ordinary course, consistent with past practices. In furtherance thereof, unless Seller obtains Buyer's prior consent to do otherwise (which consent Buyer shall not unreasonably withhold or delay), Seller shall:

          (a)  Organization.  Use its commercially reasonable efforts to
               ------------
preserve intact its organization and use its reasonable efforts to retain the Selected Employees involved in the Business and the services of all vendors, suppliers, agents and consultants to Seller, commensurate with the requirements of the Business;

          (b)  Insurance.  Maintain self-insurance or third party insurance,
               ---------
including liability and errors and omissions insurance, consistent with past practices and, unless comparable insurance is substituted therefor or is not generally available to the Business, not take any action to terminate or modify, or permit the lapse or termination of, the present self-insurance or third party insurance policies and coverages of Seller;

          (c)  Lawsuits, Claims.
               ----------------

               (i) Promptly notify Buyer of any lawsuit or other legal proceeding that is commenced, or that is threatened, in writing, against Seller and that (A) relates to or arises out of the Business and, if adversely determined against Seller, would be expected to have a Material Adverse Effect on the Business, or (B) relates to any of the Purchased Assets or any of the transactions contemplated by this Agreement; and

               (ii) Not settle any action or proceeding on terms that are expected to have a Material Adverse Effect on the Business; not release, settle, compromise or relinquish any claims, causes of action or rights involving more than two hundred thousand dollars ($200,000) individually or in the aggregate which Seller may have against any other persons relating to the Business, including, without limitation, claims or rights to reimbursement or payment for services rendered by Seller;

          (d)  Certain Changes.  Not encumber or place any liens or security
               ---------------
interests on any of the Purchased Assets, other than (i) liens or security interests in existence on the date hereof, (ii) statutory liens to secure taxes that are not yet due and payable, and (iii) purchase money security interests in connection with the acquisition of equipment in the ordinary course of the Business consistent with past practice;

          (e)  Condition of Assets.  Maintain in good working order and
               -------------------
condition, ordinary wear and tear excepted, all of the Purchased Assets;

          (f)  Agreements.
               ----------

               (i) Use its commercially reasonable efforts to observe and perform all of its obligations under the Assigned Contracts;

               (ii) Except as required by any existing contracts or agreements, not enter into any new agreement that would constitute an Assigned Contract or amend any Assigned Contract, or incur any new monetary obligation involving more than two hundred thousand dollars ($200,000) individually or in the aggregate, other than monetary obligations that are incurred in the ordinary course of the Business consistent with past practices;

               (iii) Promptly notify Buyer in writing of the occurrence of any breach or default of any Assigned Contract;

               (iv) Not directly encourage or incent any employee involved in the Business, who is one of the Selected Employees, to leave his or her current position or alter his or her responsibilities with Seller; provided, however, that (i) Seller will have no such obligation in the event any of the Selected Employees initiates contact with Seller or Buyer regarding leaving his or her current position with Seller or altering his or her responsibilities with Seller, and (ii) this obligation shall not apply to general solicitations of employment; and

               (v) With respect to any employee involved in the Business who is not a Selected Employee, or who initiates contact with Seller regarding leaving his or her current position with Seller or altering his or her responsibilities with Seller, use commercially reasonable efforts to ensure that any such employee is available to Buyer to enable Buyer to contact such employee for purposes of (A) evaluating the Business and operations, assets, operating results, financial condition, capitalization, ownership and legal affairs relating to the Business, and (B) obtaining information from such employees to enable Buyer to commence conducting the Business following the Closing Date.

          (g)  Consents; Compliance with Laws to the Extent Related to the
               -----------------------------------------------------------
Business.
--------

               (i) Use commercially reasonable efforts to obtain and maintain all consents, assignments or approvals of, and licenses, permits and franchises and rights to operate the Business granted by, governmental authorities;

               (ii) Not take any action which would reasonably be expected to result in a violation of or in the noncompliance with any laws or regulations applicable to the Business; and

               (iii) Cooperate with Buyer and render to Buyer such assistance as Buyer may reasonably request, at Buyer's sole expense, in obtaining such governmental approvals; and

           (h) Taxes.  Pay, when due, and prior to the imposition or assessment
               -----
of any interest, penalties or liens by reason of the nonpayment of, all Taxes, due or assessed against it, except for any Taxes being contested in good faith and for which reserves have been established by Seller.

Article 7  Obligations Surviving the Date of this Agreement and the Closing.

     7.1   Consents to Assignment; Termination of Encumbrances.
           ---------------------------------------------------

                (a) If any of the Purchased Assets or any claim, right or benefit thereunder, including performance bonds and letters of credit posted by Seller with respect to the Purchased Assets (collectively, the "Rights"), is not by its terms assignable or transferable or is not assignable or transferable without the consent, approval or waiver of any person who is not a party hereto and such consent, approval or waiver has not been obtained at or prior to the Closing Date, or the assignment or transfer thereof to Buyer would constitute a breach of any contract, law, statute, ordinance, regulation, rule, judgment, decree or order, then, subject to Buyer's prior written consent, Seller shall hold such Rights and all benefits derived thereunder and therefrom in trust for Buyer. Seller shall continue to use commercially reasonable efforts to obtain, where possible, as Buyer may direct, acting reasonably, any necessary consents, approvals or waivers to the assignment or transfer of the Rights to Buyer following the Closing Date. Until such consent, approval or waiver has been obtained or, if it cannot be obtained, Seller shall continue to maintain the existence of the Rights, comply with the terms and provisions of the Rights as agent for Buyer at Seller's expense (except that, in the case of performance bonds and letters of credit, such expense shall be limited to any draw thereon by the party holding such bond or letter of credit) and for the benefit of Buyer, take all such actions and do or cause to be done all such things as Buyer may reasonably direct, at Seller's expense, in order to preserve such Rights and provide the benefits thereof to Buyer, including collecting and paying promptly to Buyer all monies payable under or with respect to such Rights, and enforcing at the request and expense of Buyer, or terminating at the direction of Buyer, any of such Rights (until, in the case of such performance bonds and letters of credit, such time as it is possible for Buyer, using its best efforts, to replace them, whereupon they may be terminated by Seller).

               (b)  Notwithstanding anything to the contrary contained herein
(i) for up to an aggregate of twenty-five thousand dollars (US$25,000), Seller, and (ii) for any additional amounts, Buyer shall be responsible for the payment of, and shall bear any direct costs associated with, obtaining all third party consents necessary to effect the assignment by Seller to Buyer of the Assigned Contracts pursuant hereto. In addition, Buyer shall be responsible for the payment of, and shall bear any costs associated with, maintenance, service and support, upgrade and other similar costs associated with usage of the Purchased Assets and of software under the Assigned Contracts after the Closing Date.

          (c) If it is determined at any time hereafter that Seller failed to remove or cause to be removed, without liability or cost or expense to Buyer and without the disposition or diminution in the value of any of the Purchased Assets, any Encumbrance on any of the Purchased Assets that was in existence on or prior to the Closing Date, or if any Encumbrance is imposed or placed on any of the Purchased Assets (or any replacements thereof) after the Closing Date as a result of any act or omission of Seller, occurring on, prior to or after the Closing Date, then, without limiting any other right or remedy Buyer may have, Seller shall, cause such Encumbrance to be removed at no expense or liability to Buyer, and without any disposition or diminution in the value of any of the Purchased Assets.

     7.2  Further Assurances.  Each party hereto shall execute and deliver after
          ------------------
the date hereof such instruments and take such other actions as the other party may reasonably request in order to carry out the intent of this Agreement or to better evidence or effectuate the transactions contemplated herein.

     7.3  Expenses.  Each party shall pay all of its respective costs and
          --------
expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in carrying out and closing the transactions contemplated by this Agreement whether or not this Agreement or the transactions contemplated hereby are ever consummated. Each party shall pay the costs and expenses of its independent auditors incurred in connection with the preparation of the SEC Financial Statements.

     7.4  Taxes.  Seller shall pay all Taxes of any kind or nature arising from
          -----
the conduct or operation of the Business up to the Closing Date and the conduct or operation by Seller, prior to or after the Closing Date, of any other business or business activities operations. If any taxes required under this
Section 7.5 to be borne by Seller are assessed against Buyer or any of the Purchased Assets, Buyer shall notify Seller in writing promptly thereafter and Seller shall be entitled to contest, in good faith, such assessment or charge as long as such assessment does not adversely affect Buyer or the Purchased Assets or the Business. Notwithstanding the foregoing, Buyer may (but shall not be obligated to) pay any such Taxes assessed against it, the Business or any of the Purchased Assets, but which are payable by Seller pursuant hereto, if Buyer's failure to do so, in the judgment of Buyer, could result in the imposition of a Encumbrance on any of the Purchased Assets or any other assets of Buyer or would constitute a violation of any agreement to which Buyer is subject, or if Seller fails to contest such assessment or charge diligently and in good faith.

If Buyer pays any Taxes which pursuant hereto are required to be borne by Seller, Buyer shall be entitled to reimbursement thereof from Seller on demand. Buyer shall pay all Taxes of any kind or nature arising from the consummation of the transactions contemplated hereby, including, without limitation, all sales, use or similar Taxes, if any, that may arise from or be assessed by reason of the sale of the Purchased Assets by Seller to Buyer.

     7.5  Non-Competition and Non-Solicitation.
          ------------------------------------

          (a)  For purposes of this Section 7.5:

                   (i) The term "Competitive Business" shall mean the business of designing, manufacturing and/or marketing [*]

                   (ii) The term "Territory" shall mean worldwide.

          (b) For a period of [*] from the Closing Date, within the Territory, Seller shall not, directly, or indirectly through one or more other persons or entities, engage in any Competitive Business, or acquire or have any controlling ownership, financial or other interests (whether as a principal, partner, member, joint venturer, shareholder, consultant, lender or otherwise, in any case, a "Partner") in, any person, firm, corporation, limited liability company, partnership or joint venture, or association or other business entity that engages in any Competitive Business. Notwithstanding the foregoing, this
Section 7.5 shall not prohibit Seller from acquiring or having any ownership, financial or other interests (whether as a Partner or otherwise) in any telecommunications, multimedia or telecommunications equipment firm that may own or have a financial or other interest (whether as a Partner or otherwise) in a business similar to a Competitive Business for predominantly its own internal needs.

          (c) For a period of [*] after the Closing Date, Seller shall not solicit or recruit, for its own benefit or for the benefit of any other person or entity, any officer or employee of Buyer; provided, however, that the terms "solicit" or "recruit" shall not be deemed to include general solicitations of employment not specifically directed towards officers or employees of Buyer.


__________
[*] Confidential Treatment Requested.

          (d) It is a condition precedent to execution and delivery by Buyer of this Agreement, and the performance by Buyer of its obligations thereunder, that Seller agree to comply with this Section 7.5; and Seller understands and acknowledges that Seller's agreeing to its obligations under this Section 7.5 is a material inducement to Buyer upon which it is relying in entering into, and consummating the transactions contemplated by, this Agreement.

          (e) Seller agrees that if, in any judicial proceeding, the geographic coverage or respective periods of time contained in this Section 7.5 should be adjudged unreasonable, then, such geographic coverage or such period or periods of time, as the case may be, shall be reduced to the extent necessary to enable the court to enforce the covenants and restrictions in this Section 7.5 to the fullest extent permitted under applicable law.

     7.6  SEC Financial Statements.  Within sixty-five (65) days and seventy-
          ------------------------
three (73) days following the Closing Date, Seller shall deliver to Buyer, in draft form and final form, respectively, financial statements of Seller relating to the Business as at and for the periods ended as required in that certain letter, dated August 24, 1998, from the Securities and Exchange Commission (the "SEC") to Buyer in the form attached hereto as Exhibit F (the "SEC Financial
                                               ---------
Statements"), all of which shall be prepared in accordance with GAAP, consistently applied, and fairly present, on an accrual basis, the financial condition of Seller relating to the Business, and the results of operations of the Business as at the relevant dates thereof and for the respective periods covered thereby.

     7.7  Delivery of Purchased Assets.  Seller will use commercially reasonable
          ----------------------------
efforts to deliver to Buyer, at Seller's sole expense:

               (a)  Folsom Assets.  Immediately following, but in no event later
                    -------------
than five (5) days after, the Closing Date, at the facility located on the Folsom Real Property, or, upon Buyer's written request to Seller at least ten
(10) days prior to the Closing, at Buyer's Irvine, California facility, all Purchased Assets which are not located at such facility.

               (b)   Malaysia.  To the locations and at the times after the
                     --------
Closing Date specified by Buyer to Seller in writing, all Purchased Assets located in Malaysia;

provided, however, that Seller shall not have any responsibility or liability for delivering to Buyer any Purchased Assets located at Seller's vendors.

     7.8  Accounting System.  Seller shall provide Buyer such financial and
          -----------------
accounting information so as to enable Buyer reasonably to maintain the financial and accounting system relating to the Business in substantially the same manner as Seller maintained its system prior to the Closing Date.

     7.9   Risk of Loss.  From the date hereof up to the Closing, the Purchased
           ------------
Assets shall be and remain at the risk of Seller. If, prior to the Closing, all or any part of the Purchased Assets which are necessary to carry on the Business as currently conducted are destroyed or damaged by fire or any other casualty or shall be appropriated, expropriated or seized by governmental authority or other lawful authority, Buyer, unless Buyer terminates its obligations under this Agreement as contemplated by Section 12.1, shall complete the purchase without reduction of the Purchase Price, in which event all proceeds of insurance or compensation for expropriation or seizure shall be paid to Buyer at the Closing and all right and claim of Seller to any such amounts not paid by the Closing Date shall be assigned at the Closing to Buyer. Without limiting the foregoing, Seller shall be responsible for the risk of loss of, or damage to, any Purchased Assets located in Malaysia, until such time as such Purchased Assets are delivered to Buyer, at which time Buyer shall be responsible for the risk of loss of, or damage to, the Purchased Assets.

     7.10  Purchased Assets on Leased Property.  At the Closing, Seller shall
           -----------------------------------
transfer title to Buyer to any of the Purchased Assets located at Seller's warehouse facilities located in West Sacramento, California and Rancho Cordova, California. Upon Buyer's written request to Seller at least ten (10) days prior to the Closing, Buyer may request Seller to move such Purchased Assets as quickly as practicable to the Folsom Real Property or Buyer's facility in, California.

     7.11  FTO Transfer.  Buyer shall permit each Seller employee who accepts an
           ------------
employment offer from Buyer to transfer to Buyer on the commencement of such employment up to a maximum of two hundred (200) hours of accrued flexible time-off ("FTO") with Seller. Seller shall deliver to Buyer prior to the Closing a
Schedule 7.11, which shall set forth the individual employee and aggregate
-------------
amounts of FTO to be so transferred.

     7.12  [*].
           ---

           (a) Seller will assume responsibility for and sole control over [*], and Seller will retain sole discretion as to [*]; provided, however, that, notwithstanding the foregoing, in determining Seller's [*], and in the course of [*], Seller shall act in good faith, and no less diligently than Seller would, had [*] of Seller in the Business.

           (b) Subject to [*] (as the case may be), Buyer shall [*] requested by Seller with respect to the [*] promptly and in any event within two (2) years after the date

__________
[*] Confidential Treatment Requested.

hereof.

           (c) Buyer shall perform [*]. For the purpose of this Section 7.12(b), "[*]" shall mean initially (i) [*], and (ii) [*]. Seller and Buyer acknowledge that such costs consist of the following: [*]. The amounts do not include [*] incurred in connection with any [*] and any other costs directly attributable to [*]. In the event that any of the foregoing enumerated costs increases or decreases, then Seller and Buyer agree to meet periodically to discuss adjusting upward or downward the amount to be charged by Buyer to Seller for such [*].

           (d) Buyer will send Seller a monthly invoice for any [*] performed by Buyer pursuant to Section 7.12(b) above. Buyer will credit Seller for charges for the [*] of such [*] against the amount of the Prepayment. When the charges for such [*] exceed the amount of the Prepayment, Seller will pay the invoice within thirty (30) calendar days after date of the invoice.

           (e) At Seller's expense, Seller or its agent may audit Buyer's costs of such [*]. Seller or its agent shall conduct such audit in a reasonable manner and only upon five (5) business days written notice to Buyer, which shall reasonably cooperate with Seller or its agent in its performance of such audit, including without limitation making such persons and records available to Seller or its agent during such audit as are reasonably necessary to permit Seller or its agent to perform such audit.

           (f) In the event that [*], having previously agreed with Seller that:

                   (i) [*] from Seller prior to the Closing Date, which [*] are included in the [*]; and

                   (ii)  [*] would share in [*],

pays to Buyer, at any time after the Closing, any amounts in connection with such [*], either in the form of;


                   (x)   [*]

__________
[*] Confidential Treatment Requested.

[*] pays to Buyer for the [*] on the backlog (i.e, ordered but not delivered);
or

                   (y) paying Powerwave [*] after the shipment of each of the first [*], the next [*] and the final [*] of the [*] on the backlog; or

                   (z)  in any other form of cash payment,


then Buyer shall promptly reimburse Seller on a dollar-for-dollar basis for up to [*].

           (g) If, as part of resolving [*], Seller agrees to provide any [*], then Buyer shall provide, and Seller shall bear the costs of, such [*].

     7.13  Inventory and Purchase Price Adjustment.  Within twenty-one (21) days
           ---------------------------------------
after the Closing, Seller shall deliver to Buyer a true and complete list of all of the Inventory and stock in trade owned by Seller immediately prior to the Closing to the extent used in, relating to or arising out of the Business, to be attached hereto as Schedule 7.13. In the event there is a depletion of
                   -------------
Inventory reflected on Schedule 7.13 (the "Depletion of Inventory") in an
                       -------------
amount, with a valuation based on Seller's standard practices, greater than [*] of the Inventory reflected on Schedule 4.5(c) to the Original Seller's
                              ----------------------------------------
Disclosure Schedule, Seller, within seven (7) days after the delivery of
-------------------
Schedule 7.13, shall reimburse to Buyer, by wire transfer in immediately
-------------
available funds to such account as Buyer shall advise Seller in writing, an amount, without interest, equal to the amount by which the Depletion of Inventory exceeds [*].


Article 8  Survival of Representations and Warranties.

     Except for the representations and warranties of Seller contained in
Section 4.10 that shall not survive the Closing, the representations and warranties of Buyer and Seller contained in this Agreement shall survive the Closing for twelve (12) months.


Article 9  Conditions Precedent to the Obligations of Buyer.

     The obligation of Buyer to consummate the purchase of the Purchased Assets from Seller is subject to the fulfillment, or the waiver by Buyer, at or prior to the Closing, of each of the following conditions precedent:

     9.1  Representations and Warranties.  The representations and warranties
          ------------------------------
made

__________
[*] Confidential Treatment Requested.

by Seller in the Original Agreement shall have been true and correct, in all material respects, on the date of the Original Agreement, and the representations and warranties made by Seller in this Agreement shall be true and correct, in all material respects, at and as of the Closing Date.

     9.2  Absence of Material Litigation.  There shall be (a) no pending or
          ------------------------------
overtly threatened litigation (other than litigation which is determined by the parties in good faith, after consulting their respective attorneys, to be without legal or factual substance or merit), whether brought against Seller or Buyer, that seeks to enjoin the consummation of any of the transactions contemplated by this Agreement, (b) no order that has been issued by any court or governmental agency having jurisdiction that restrains or prohibits the consummation of the purchase and sale of the Purchased Assets hereunder and no proceedings pending which are reasonably likely to result in the issuance of such an order; and (c) no pending or overtly threatened litigation, which has had or is expected to have a Material Adverse Effect on the Business or the Purchased Assets.

     9.3  Performance of Obligations.  Seller shall have performed and complied,
          --------------------------
in all material respects, with all of the covenants required by this Agreement to have been performed prior to the Closing.

     9.4  No Material Adverse Change.  Since July 31, 1998, there shall not have
          --------------------------
been any change in or other event affecting the business or the condition (financial or other) or operating results of Seller that has had or is expected to have a Material Adverse Effect on the Business or the Purchased Assets.

     9.5  Certificates.  Buyer shall have received from Seller a certificate
          ------------
executed by an authorized employee of Seller, dated as of the Closing Date and reasonably satisfactory in form and substance to Buyer, certifying that (i) each of the representations and warranties of Seller contained in the Original Agreement was true and correct, in all material respects, when made, and each of the representations and warranties of Seller contained in this Agreement is true and correct, in all material respects, on and as of the Closing Date, (ii) Seller has performed and complied, in all material respects, with all of their covenants required to have been performed or complied with by it pursuant hereto on or prior to the Closing Date, and (iii) all of the conditions precedent to Buyer's obligations the satisfaction of which was the responsibility of Seller have been satisfied, except to the extent waived by Buyer.

     9.6  Delivery of Additional Instruments.  On the Closing Date, Seller shall
          ----------------------------------
deliver, or cause to be delivered to Buyer, the following documents and instruments, in form and substance satisfactory to Buyer and its counsel, unless waived in writing by Buyer:

          (a) The Bill of Sale and Assumption Agreement in substantially the form of Exhibit G hereto, duly executed by Seller (the "Bill of Sale");
        ---------

           (b) Evidence of the receipt of all third party consents necessary to enable Seller to consummate the transactions contemplated herein and to utilize the Licenses and Permits referenced in Section 4.12(b) hereof;

           (c) UCC Termination Statements, and such instruments and other documents as Buyer may reasonably request, from all persons holding any security interests or other Encumbrances or any other adverse interests in or on any of the Purchased Assets, terminating and discharging all of such security interests and Encumbrances;

           (d)  The Principal Agreements, duly executed by Seller;

           (e)  A legal opinion, in substantially the form attached hereto as

Exhibit H-1, of Charles N. Charnas, counsel to Seller;
-----------

           (f) A good standing certificate, dated as of a date that is not more than ten (10) days prior to the Closing Date, from the Secretary of State of Delaware, for Seller; and

           (g) Such other documents and instruments as Buyer or Buyer's counsel may reasonably request so as better to evidence or effectuate the transactions contemplated hereby.

     9.7   Real Property Purchase.  All of the conditions precedent to the
           ----------------------
obligations of Buyer under the Real Property Purchase Agreement, as set forth in the Real Property Purchase Agreement, shall have been fulfilled.

     9.8   Hart-Scott-Rodino.  Any waiting period (and any extension thereof)
           -----------------
under the HSR Act applicable to the transactions contemplated by this Agreement shall have expired or shall have been terminated.

     9.9   Approval of Board of Directors.  This Agreement and the transactions
           ------------------------------
contemplated hereby shall have been duly approved by the Board of Directors of Buyer.



     9.10  Continuity of Business.  Subject to Section 7.1 hereof, upon the
           ----------------------
consummation of the transactions contemplated by this Agreement (a) to Seller's Knowledge, Buyer will not be hindered or prevented from continuing to use any of the assets or property, tangible or intangible, that are the subject of a Assigned Contract in the manner in which they are currently used; (b) to Seller's Knowledge, Buyer will not be subject to any additional costs (other than scheduled fee increases) as a condition to the continued use of such assets or property which are not currently in effect; (c) to Seller's Knowledge, all agreements with material customers, distributors, suppliers and those parties who license goods and products used in the conduct of the Business, including without limitation, those set forth on Schedule 4.9 to Seller's
                                                 ------------------------
Disclosure Schedule (each a "Business Partner"), shall have been assigned to
-------------------
Buyer as of the Closing Date and shall continue in full force and effect after the assignment of such agreements to Buyer; and (d) if no binding agreement exists with a Business Partner, Buyer shall have no reasonable basis to believe that a Business Partner intends to terminate or diminish its relationship with the Business as conducted by Buyer after the Closing Date.

     9.11  Financing.  Buyer shall have obtained financing on terms acceptable
           ---------
to Buyer, sufficient to permit Buyer to consummate the transactions contemplated hereby.

Article 10 Conditions Precedent to Obligations of Seller.

     The obligation of Seller to consummate the sale of the Purchased Assets to Buyer is subject to the fulfillment, or the waiver by Seller, at or prior to the Closing, of each of the following conditions precedent:

     10.1  Representations and Warranties.  The representations and warranties
           ------------------------------
made by Buyer in the Original Agreement shall have been true and correct, in all material respects, on the date of the Original Agreement, and the representations and warranties made by Buyer in this Agreement shall be true and correct, in all material respects, at and as of the Closing Date.

     10.2  Absence of Material Litigation.  There shall be (a) no pending or
           ------------------------------
overtly threatened litigation (other than litigation which is determined by the parties in good faith, after consulting their respective attorneys, to be without legal or factual substance or merit), whether brought against Seller or Buyer that seeks to enjoin the consummation of any of the transactions contemplated by this Agreement, (b) no order that has been issued by any court or governmental agency having jurisdiction that restrains or prohibits the consummation of the purchase and sale of the Purchased Assets hereunder or any proceedings pending which are reasonably likely to result in the issuance of such an order; and (c) no other pending or overtly threatened litigation, which has had or is expected to materially and adversely affect the ability of the parties to consummate the transactions contemplated hereby.

     10.3  Performance of Obligations.  Buyer shall have performed and complied,
           --------------------------
in all material respects, with all of its covenants required by this Agreement to have been performed by it at or prior to the Closing.

     10.4  Certificates.  Seller shall have received from Buyer a certificate
           ------------
executed by an executive officer of Buyer, dated as of the Closing Date and reasonably satisfactory in form and substance to Seller, certifying that (i) each of the representations and warranties of Buyer contained in the Original Agreement was true and correct, in all material respects, when made, and each of the representations and warranties contained herein is true and correct, in all material respects, on and as of the Closing Date, (ii) Buyer has performed and complied, in all material respects, with all of its covenants required to have been performed or complied, in all material respects, with by it pursuant hereto on or prior to the Closing Date, and (iii) all of the conditions precedent to Seller's obligations the satisfaction of which was the responsibility of Buyer have been satisfied, except to the extent waived by Seller.

     10.5  Delivery of Additional Instruments.  On the Closing Date, Buyer shall
           ----------------------------------
deliver, or cause to be delivered to Seller, the following documents and instruments, in form and substance satisfactory to Seller and their counsel, unless waived in writing by Seller:

           (a)  The Principal Agreements, duly executed by Buyer;

           (b) Good standing certificates, dated not more than ten (10) days prior to the Closing Date, from the Delaware Secretary of State, for Buyer;

           (c)  A legal opinion in substantially the form of Exhibit H-2, of
                                                             -----------
Stradling, Yocca, Carlson & Rauth, counsel to Buyer;

           (d) Such other documents and instruments as Seller or Seller's counsel may reasonably request to better evidence or effectuate the transactions contemplated hereby.

     10.6  Approval of Executive Committee of the Board of Directors.  This
           ---------------------------------------------------------
Agreement and the transactions contemplated hereby shall have been duly approved by the Executive Committee of the Board of Directors of Seller.

     10.7  Hart-Scott-Rodino.  Any waiting period (and any extension thereof)
           -----------------
under the HSR Act applicable to the transactions contemplated by this Agreement shall have expired or shall have been terminated.


Article 11  The Closing.

     The consummation of the transactions contemplated hereby (the "Closing") shall take place on October 6, 1998 at the offices of Seller at 3000 Hanover Street, Palo Alto, California 94304 or at such other date and place as the parties may agree and shall be deemed to occur at 11:59 p.m., local time, on such date.

     11.1  Closing Deliveries of Seller.  At the Closing, Seller shall deliver,
           ----------------------------
or cause to be delivered to Buyer, the documents and instruments set forth in
Section 9 above, in form and substance reasonably satisfactory to Buyer and its counsel.

     11.2  Closing Deliveries of Buyer.  At the Closing, Buyer shall deliver, or
           ---------------------------
cause to be delivered, the Purchase Price to Seller and the documents and instruments set forth in Section 10 above, in form and substance reasonably satisfactory to Seller and its counsel.

Article 12  Termination.

     12.1  Methods of Termination.  This Agreement may be terminated and the
           ----------------------
transactions herein contemplated may be abandoned at any time prior to the
Closing:

           (a)  By mutual written consent of Buyer and Seller;

           (b) By Buyer, if there has been a material breach by Seller of any of its material representations, warranties, agreements or covenants set forth herein, or a failure of any material condition to which the obligations of Buyer are subject;

           (c) By Seller, if there has been a material breach by Buyer of any of its material representations, warranties, agreements or covenants set forth herein, or a failure of any material condition to which the obligations of Seller are subject; or

           (d) By either Buyer or Seller if the Closing has not occurred prior to October 31, 1998.

     12.2  Procedure upon Termination.  In the event of termination of this
           --------------------------
Agreement by Buyer or Seller or by both Buyer and Seller pursuant to Section
12.1 hereof, written notice thereof shall forthwith be given to the other party or parties hereto and the transactions contemplated herein shall be abandoned without further action by Buyer or Seller. In addition, if this Agreement is terminated as provided herein:

           (a) Each party will either (i) redeliver all documents, workpapers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same, or (ii) destroy such materials and provide written certification to the furnishing party that such destruction has been completed.

           (b) All information of a confidential nature received by any party hereto with respect to the business of any other party (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) shall continue to be subject to the provisions of Section 14 of this Agreement, which provisions shall survive any such termination.

           (c) Upon any termination of this Agreement pursuant to this Section 12, the respective obligations of the parties hereto under this Agreement shall terminate and no party shall have any liability whatsoever to any other party hereto by reason of such termination, irrespective of the cause of such termination, except as set forth in this Section 12 and Section 14 hereof.

Article 13.  Indemnification.

     13.1  Indemnification by Seller.  Seller shall indemnify and hold buyer
           -------------------------
harmless from any and all Losses suffered or incurred by Buyer as a result of or arising directly or indirectly out of or in connection with:

           (a) Any breach by Seller or any inaccuracy of any representation or warranty of Seller contained in this Agreement or contained in any of the Principal Agreements (other than the Real Property Purchase Agreement and the Product Supply Agreement, each of which contains independent indemnities) or in any agreement, instrument, certificate or other document delivered pursuant hereto or the Principal Agreements (other than the Real Property Purchase and the Product Supply Agreement) (provided that Seller shall not be required to indemnify or hold Buyer harmless in respect of any such breach or inaccuracy of any representation or warranty unless Buyer shall have provided notice to Seller in accordance with Section 13.3 on or prior to the expiration of any applicable time period related to such representation and warranty set out in Article 8);

           (b) Any breach or non-performance by Seller of any covenant to be performed by it which is contained in this Agreement or in any agreement (other than the Real Property Purchase Agreement and the Product Supply Agreement, each of which contain independent indemnities), instrument, certificate or other document delivered pursuant hereto;

           (c) Any liabilities, obligations or commitments of Seller (whether accrued, contingent or otherwise and whether or not determined or determinable) related to the Purchased Assets, existing at or prior to the Closing Date, other than the Assumed Obligations;

           (d) Any claims by any employees of the Business, including claims with respect to Seller employee benefit plans other than claims by Selected Employees relating to their employment with Buyer after the Closing Date;

           (e) Any commission or other remuneration payable or alleged to be payable to any broker, agent or other intermediary who purports to act or have acted for or on behalf of Seller; and

           (f) The existence of any latent defects in any products (i) sold by Seller in connection with the conduct of the Business prior to the Closing Date, or (ii) designed by

Seller prior to the Closing Date and sold by Buyer within the period ending
[*] after the Closing Date, whether or not the foregoing constitutes a breach of the representations or warranties of Seller contained in Section 4.10 or is disclosed in this Agreement or Seller's Disclosure Schedule, provided that
                                     ----------------------------
the Losses therefor are incurred prior to the date which is [*] from the Closing Date. Solely for the purpose of this Section 13.1(f), "Losses" shall mean (i) an adverse final judgment or final, binding arbitration award based upon an explicit finding of fact that the actual damages were caused, solely or in substantial part, by (A) a latent defect in the product sold prior to the Closing Date, or (B) a latent defect in the product designed by Seller prior to the Closing Date and sold by Buyer within the period ending [*] after the Closing Date, and shall not mean a settlement voluntarily entered into by Buyer, unless Seller expressly agrees to the settlement in writing and expressly acknowledges that the settlement triggers this Section 13.1(f), or (ii) Losses related to the [*]. For the purpose of this Section 13.1(f), an adverse final judgment or final, binding arbitration award can include a judgment or arbitration award against Seller on the Claim by Buyer. Without limiting the foregoing, in the event that, during the period ending [*] after the Closing Date, Buyer becomes aware of the existence of a latent defect in any product designed by Seller prior to the Closing Date, Buyer shall promptly notify Seller and any customer of Buyer that has purchased such product. Buyer shall use commercially reasonable efforts to remedy the latent defect in the product design. [*].

     13.2  Indemnification by Buyer.  Buyer agrees to indemnify and hold Seller
           ------------------------
harmless from any and all Losses suffered or incurred by Seller as a result of or arising directly or indirectly out of or in connection with:

           (a) Any breach by Buyer or any inaccuracy of any representation or warranty of Buyer contained in this Agreement or contained in any of the Principal Agreements (other than the Real Property Purchase Agreement and the Product Supply Agreement, each of which contains independent indemnities) or in any agreement, instrument, certificate or other document delivered pursuant hereto or the Principal Agreements (other than the Real Property Purchase and the Product Supply Agreement) (provided that Buyer shall not be required to indemnify or hold Seller harmless in respect of any such breach or inaccuracy of any representation or warranty unless Seller shall have provided notice to Buyer in accordance with Section 13.3 on or prior to the expiration of any applicable time period related to such representation and warranty set out in Article 8);

           (b) Any breach or non-performance by Buyer of any covenant to be performed by it which is contained in this Agreement or in any agreement (other than the

__________
[*] Confidential Treatment Requested.

Real Property Purchase Agreement and the Product Supply Agreement, each of which contain independent indemnities), instrument, certificate or other document delivered pursuant hereto;

           (c) The operations of the Business and the use of the Purchased Assets after the Closing Date, including the manufacturing and sale of products by the Business after the Closing Date in respect of which product liability claims, warranty claims and other claims with respect to the quality, suitability or compliance with specifications or orders of such products may be made by customers of the Business or other persons or any failure by Buyer to pay, satisfy, discharge, perform or fulfill any of the Assumed Obligations;

           (d) Any claims by Selected Employees and contract employees engaged by Buyer after the Closing Date, including claims with respect to Buyer employee benefit plans relating to their employment with Buyer after the Closing Date; and

           (e) Any commission or other remuneration payable or alleged to be payable to any broker, agent or other intermediary who purports to act or have acted for or on behalf of Buyer.

     13.3  Notice of Claim.  In the event that any party (the "Indemnified
           ---------------
Party") shall assert a First Party Claim or become aware of any Third Party Claim in respect of which another party (the "Indemnifying Party") agreed to indemnify the Indemnified Party pursuant to this Agreement, the Indemnified Party shall promptly give notice thereof to the Indemnifying Party. Such notice shall specify whether the Claim arises as a result of a claim asserted by a third person against the Indemnified Party (a "Third Party Claim") or whether the Claim is asserted by the other party (a "First Party Claim") and shall also specify with reasonable particularity (to the extent that the information is available):

           (a)  The factual basis for the Claim; and

           (b)  The amount of the Claim, if known.

If, through the fault of the Indemnified Party, the Indemnifying Party does not receive notice of any Claim in time to contest effectively the determination of any liability susceptible of being contested, the Indemnifying Party shall be entitled to set off against the amount claimed by the Indemnified Party the amount of any Losses incurred by the Indemnifying Party resulting from the Indemnified Party's failure to give such notice on a timely basis.

     13.4  First Party Claims.  With respect to any First Party Claim, following
           ------------------
receipt of notice from the Indemnified Party of the Claim, the Indemnifying Party shall have sixty (60) days to make such investigation of the Claim as is considered necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the Claim, together with all such other information as the Indemnifying Party may reasonably request. If both parties agree at or prior to the expiration of such sixty-day period (or any mutually agreed upon extension thereof) to the validity and amount of such Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the Claim, failing which the matter shall be referred to dispute resolution pursuant to Section 15.8.

     13.5  Third Party Claims.  With respect to any Third Party Claim, the
           ------------------
Indemnifying Party shall have the right, at its expense, to participate in or assume control of the negotiation, settlement or defense of the Claim and, in such event, the Indemnifying Party shall reimburse the Indemnified Party for all the Indemnified Party's out-of-pocket expenses as a result of such participation or assumption. Subject to Section 13.6, if the Indemnifying Party elects to assume such control, the Indemnified Party shall have the right to participate in, but not control, the negotiation, settlement or defense of such Third Party Claim and to retain counsel to act on its behalf, provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party unless the Indemnifying Party consents to the retention of such counsel or unless the representation of both the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to the actual or potential differing interests between them (such as the availability of different defenses). If the Indemnifying Party, having elected to assume such control, thereafter fails to defend the Third Party Claim within a reasonable time, the Indemnified Party shall be entitled to assume such control. In such event, the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such Third Party Claim.

     13.6  Settlement of Third Party Claims.  If the Indemnifying Party fails to
           --------------------------------
assume control of the defense of any Third Party Claim in accordance with
Section 13.5, the Indemnified Party shall have the exclusive right to contest, settle or pay the amount claimed. Whether or not the Indemnifying Party assumes control of the negotiation, settlement or defense of any Third Party Claim, the Indemnifying Party shall not settle any Third Party Claim without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed; provided, however, that the liability of the Indemnifying Party shall be limited to the proposed settlement amount if any such consent is not obtained within a reasonable period of time for any reason.

     13.7  Co-operation.  The Indemnified Party and the Indemnifying Party shall
           ------------
co-operate fully with each other with respect to Third Party Claims and shall keep each other fully advised with respect thereto (including supplying copies of all relevant documentation promptly as it becomes available).

     13.8  Monetary Limit on Indemnification.  No Claim shall be made pursuant
           ---------------------------------
to

Sections 13.1 or 13.2 until the aggregate Losses suffered or incurred by the Indemnified Party in respect of all matters which could be the subject of such a Claim exceed [*] (the "Deductible"), at which time the Indemnifying Party shall be liable only for the amount of such Losses in excess of [*], subject to the provisions set forth in the next sentence of this Section 13.8. An Indemnifying Party shall have no liability to indemnify an Indemnified Party for any Losses after the aggregate Claims made by such Indemnified Party suffered or incurred by it exceed [*] dollars ($[*]) (the "Cap"); provided, however, that during the period beginning on the first anniversary of the Closing Date and ending on the [*] anniversary of the Closing Date, the Cap shall be decreased by (a) the amount of any Losses claimed pursuant to Section 13.1(f) during the twelve-month period after the Closing Date, and (b) the actual costs incurred by Seller for [*] pursuant to the [*] (other than amounts paid by Seller pursuant to Section 7.12(g) hereof); and, provided further, that the Cap for any Losses claimed pursuant to Section 13.1(f) after the [*] anniversary of the Closing Date shall be decreased to zero. The Deductible and the Cap shall not apply with respect to Claims made by Buyer with respect to Section 7.4 hereof.

     13.9  Exclusivity.  The provisions of this Article 13 shall apply to any
           -----------
Claim for breach of any covenant, representation, warranty or other provision of this Agreement or any agreement, certificate or other document delivered pursuant hereto (other than a claim for specific performance or injunctive relief) with the intent that all such Claims shall be subject to the limitations and other provisions contained in this Article 13. Notwithstanding the foregoing, any Claims for fraud or intentional misconduct by either party shall not be subject to the limitations and other provisions contained in this Article 13.

     13.10 Taxes and Insurance.  The amount of the Indemnifying Party's
           -------------------
liability under this Agreement shall be determined taking into account any applicable insurance proceeds actually received by, and other savings, other than a decrease in Taxes due to a deduction for Losses, that actually reduce the overall impact of the Losses upon, the Indemnified Party.

     13.11 No Consequential Damages.  Notwithstanding anything contained in this
           ------------------------
Agreement to the contrary, no party shall be liable to the other party for indirect, special, punitive or consequential loss or damage (including any loss of revenue or profit) arising out of this Agreement. Both parties shall mitigate their damages.

Article 14.  Confidentiality.

     14.1  Confidentiality.  The Confidential Disclosure Agreement, effective
           ---------------
March 6, 1998, by and between Buyer and Seller shall terminate as of the Closing and shall be of no further force and effect thereafter. In place thereof and as a further condition to the

__________
[*] Confidential Treatment Requested.

obligations of Seller and Buyer to Closing, Seller and Buyer shall enter into the New Confidential Disclosure Agreement in substantially the form attached hereto as Exhibit I (the "New CDA") at the Closing.
          ---------

     14.2  Public Announcements.  Neither Seller or Buyer shall make any public
           --------------------
announcements concerning matters set forth in this Agreement or the negotiation thereof without the prior written consent of the other party unless such disclosure is required by law or rules and regulations of the SEC or any applicable stock exchange. Any such disclosure shall be provided for review to the other party in advance of public release to the extent reasonably practical.

Article 15.  Miscellaneous.

     15.1  Assignment.  Neither Seller nor Buyer may assign this Agreement, or
           ----------
assign its rights or delegate its duties hereunder, without the prior written consent of the other party hereto.

     15.2  Severability.  Any provision of this Agreement which is illegal,
           ------------
invalid or unenforceable shall be ineffective to the extent of such illegality, invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

     15.3  Governing Law.  This Agreement is deemed to have been made in the
           -------------
State of Delaware and its interpretation, its construction and the remedies for its enforcement or breach are to be applied pursuant to, and in accordance with, the laws of the State of Delaware for contracts made and to be performed in that state.

     15.4  Entire Agreement; Amendment.  This Agreement, and the Exhibits (when
           ---------------------------
executed) and Schedules hereto, and each additional agreement and document to be executed and delivered pursuant hereto constitute all of the agreements of the parties with respect to, and supersede all prior agreements and understandings relating to the subject matter of, this Agreement or the transactions contemplated by this Agreement. This Agreement may not be modified or amended except by a written instrument specifically referring to this Agreement signed by the parties hereto.

     15.5  Waiver.  No waiver by one party of the other party's obligations, or
           ------
of any breach or default hereunder by any other party, shall be valid or effective, unless such waiver is set forth in writing and is signed by the party giving such waiver; and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature or any other breach or default by such other party.

     15.6  Interpretation; Headings.  This Agreement is the result of arms-
           ------------------------
length negotiations between the parties hereto and no provision hereof, because of any ambiguity found to be contained therein or otherwise, shall be construed against a party by reason of the fact that such party or its legal counsel was the draftsman of that provision. The section, subsection and any paragraph headings contained herein are for the purpose of convenience only and are not intended to define or limit or affect, and shall not be considered in connection with, the interpretation of any of the terms or provisions of this Agreement.

     15.7  Counterparts.  This Agreement may be executed in separate
           ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     15.8  Dispute Resolution.  Any dispute arising out of or relating to this
           ------------------
Agreement shall be resolved in accordance with the procedures specified in this
Section 15.8, which shall be the sole and exclusive procedure for the resolution of any such disputes. For any dispute or claim arising out of or relating to this Agreement, or breach hereof, the parties, prior to filing any claims in a court of law or to seeking binding arbitration, shall in good faith first negotiate a written resolution of such dispute or claim within a period not to exceed fifteen (15) days from the date of receipt of a party's request for such negotiation. Such negotiations shall be conducted by managers of each party who have authorization to resolve any such dispute or claim. In the event the parties cannot negotiate a written resolution to such dispute or claim during this fifteen-day negotiation period, and prior to filing any claims in a court of law or to binding arbitration, the parties shall then submit such dispute or claim to non-binding mediation with JAMS/ENDISPUTE or its successor. The mediation may be initiated by the written request of either party to the other party, shall commence within fifteen (15) days of the receipt of such notice and shall be conducted in Orange County, California in accordance with such mediation procedures established by JAMS/ENDISPUTE or its successor, unless otherwise agreed by the parties. The mediation shall not exceed a period of thirty (30) days. In the event the parties do not resolve such dispute or claim as a result of such mediation or in the event such dispute or claim is not resolved within thirty (30) days of the commencement of the mediation, either party may seek to resolve the dispute or claim in a court of competent jurisdiction or seek other legal or equitable resolution. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined. Notwithstanding the foregoing, either party at any time may apply to any court of competent jurisdiction for injunctive relief in the event of an alleged breach of this Agreement or otherwise to prevent irreparable harm.

     15.9  Notices.  All notices, requests, demands or other communications
           -------
hereunder shall be in writing and shall be deemed to have been duly given to the person designated below (i) on the date of delivery if delivered in person; (ii) on the first business day after being sent by fax, provided that the successful transmission of the fax has been confirmed through a confirmation function sheet provided by the fax machine used for such transmission; (iii) on the third business day following the deposit thereof in the

United States Mail, provided it is mailed by certified mail, return-receipt requested and postage prepaid and properly addressed; or (iv) on the second business day after being sent by air courier. Any party hereto may from time to time, by written notice to the other parties, designate a different address, which shall be substituted for the one specified below:

          If to Seller:

               Hewlett-Packard Company
               3175 Bowers Avenue
               Santa Clara, California 95054
               Fax no.: (408) 654-8732
               Attention: General Manager,
                Wireless Infrastructure Division

          with a copy to:

               Hewlett-Packard Company
               3000 Hanover Street, MS: 20BQ
               Palo Alto, California 943004
               Fax no.: (650) 857-4392
               Attention: General Counsel

          If to Buyer, to:

               Powerwave Technologies, Inc.
               2026 McGaw Avenue
               Irvine, California 92614
               Fax no.: (949) 757-0941
               Attention: President and Chief Executive Officer

          with a copy to:

               Stradling Yocca Carlson & Rauth
               660 Newport Center Drive, Suite 1600
               Newport Beach, California  92660-6441
               Fax no.: (949) 725-4100
               Attn: Nick E. Yocca, Esq.

     15.10  Amendment and Restatement of Original Agreement.  The Original
            -----------------------------------------------
Agreement is hereby amended and restated as provided herein, and the Original Agreement is hereby superseded and shall have no further force and effect.

Article 16.  Definitions.

     For the purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings set forth below and grammatical variations of such terms shall have corresponding meanings:

          "Agreement" shall have the meaning set forth in the first paragraph

          "Application Limitation Period" shall have the meaning set forth in
Section 13.4.

          "Assigned Contracts" shall have the meaning set forth in Section
1.1(c)

          "Assumed Obligations" shall have the meaning set forth in Section 2.1.

          "at cost" shall have the meaning set forth in Section 2.1.

          "Bill of Sale" shall have the meaning set forth in Section 9.6(a).

          "Business" shall have the meaning set forth in the Recitals.

          "Business Financial Information" shall have the meaning set forth in
Section 4.3.

          "Business Partner" shall have the meaning set forth in Section 9.10.

          "Buyer" shall have the meaning set forth in the first paragraph.

          "Buyer's Liabilities" shall have the meaning set forth in Section 13.1(d).

          "Cap" shall have the meaning set forth in Section 13.8.

          "Capital Equipment" shall have the meaning set forth in Section
1.1(a).

          "Claim" shall mean any claim, action, demand, lawsuit or proceeding.

          "Closing" shall have the meaning set forth in Article 11.

          "Closing Date" shall have the meaning set forth in Article 11.

          "Code" shall have the meaning set forth in Section 3.2.

          "Competitive Business" shall have the meaning set forth in Section 7.5(a)(i).

          "Contest Notice" shall have the meaning set forth in Section 13.4.

          "Deductible" shall have the meaning set forth in Section 13.8.

          "Depletion of Inventory" shall have the meaning set forth in Section 7.13.

          "due inquiry" shall have the meaning set forth in Section 4.7(m).

          "Encumbrance" means any encumbrance, lien, charge, hypothecation, pledge, mortgage, title retention agreement, security interest of any nature, adverse claim, exception, right of set-off, reservation, easement, right of occupation, any matter capable of registration against title, option, right of pre-emption, privilege or any contract to create any of the foregoing.

          "Excluded Assets" shall have the meaning set forth in Section 1.2.

          "Expensed Assets" shall have the meaning set forth in Section 1.1(b).

          "First Party Claims" shall have the meaning set forth in Section 13.3.

          "Folsom Real Property" shall have the meaning set forth in Section 1.1(g).

          "FTO" shall have the meaning set forth in Section 7.11.

          "GAAP" shall have the meaning set forth in Section 4.3.
          "FWA" shall have the meaning set forth in the Recitals.

          "HSR Act" shall have the meaning set forth in Section 4.1(c).

          "Indemnified Party" shall mean a person seeking indemnification as set out in Section 13.3 and each of its directors, officers, stockholders, employees and agents and the respective successors and assigns of such person and other persons (each of the foregoing, individually, an "Indemnified Party" and, collectively, the "Indemnified Parties").

          "Indemnifying Party" shall mean a person providing indemnification as set out in Section 13.3.

          "Intellectual Property Rights" shall have the meaning set forth in
Section 4.6(a).

          "Inventory" shall have the meaning set forth in Section 1.1(h).

          "Leased Property" shall have the meaning set forth in Section 4.5(b)(ii).

          "License Agreement" shall have the meaning set forth in Section 1.3.

          "Licensed Intellectual Property Rights" shall mean the HP Intellectual Property Rights, as defined in the License Agreement.

          "Licenses and Permits" shall have the meaning set forth in Section 4.12(b).

          "Losses" in respect of any matter means all claims, demands, proceedings, losses, damages, obligations, liabilities, deficiencies, costs and expenses (including all legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement) arising, directly or indirectly, as a result of such matter (but excluding any consequential losses).

          "[*]" shall have the meaning set forth in Section 2.2(h).

          "[*]" shall have the meaning set forth in Section 2.2(h).

          "Material Adverse Effect on Business" shall have the meaning set forth in Section 4.2(b), second paragraph.

          "Material Adverse Effect on Buyer" shall have the meaning set forth in
Section 4.2(b).

          "Material Adverse Effect on Seller" shall have the meaning set forth in Section 4.2(b), second paragraph.

          "Material Buyer Contract" shall have the meaning set forth in Section 5.3(a).

          "New CDA" shall have the meaning set forth in Section 14.2.

          "Notice of Claim" shall have the meaning set forth in Section 13.4.

          "Original Agreement" shall have the meaning set forth in the Recitals.

          "Original Seller's Disclosure Schedule" shall have the meaning set forth in the introductory paragraph of Article 4.

__________
[*] Confidential Treatment Requested.

          "Partner" shall have the meaning set forth in the in Section 7.5(b).

          "PCS" shall have the meaning set forth in the in the Recitals.

          "Permitted Encumbrances" means:

               (a) liens for Taxes, assessments and governmental charges due and being contested in good faith and diligently by appropriate proceedings (and for the payment of which adequate provision has been made);

               (b) servitudes, easements, restrictions, rights-of-way and other similar rights in real property or any interest therein, provided the same are not of such a nature as to materially and adversely affect the use of the property subject thereto or require the payment of any Taxes, assessments or other amounts in connection therewith;

               (c) liens for Taxes either not due and payable or due but for which notice of assessment has not been given;

               (d) assignments of insurance provided to landlords (or their mortgagees) pursuant to the terms of any lease, and liens or rights reserved in any lease for rent or for compliance with the terms of such lease;

               (e) the reservations in any original grants from the government of any real property or interest therein and statutory exceptions to title which do not materially detract from the value of the real property concerned or materially impair its use in the operation of the Business; and

               (f)  the Encumbrances described in Section 4.5(d) of Seller's
                                                                    --------
Disclosure Schedule;
-------------------

          "Prepayment" shall have the meaning set forth in Section 3.1(b).

          "Principal Agreements" shall mean, collectively, the License Agreement, the Product Supply Agreement, the Real Property Purchase Agreement, the Transition Services Agreement, the New CDA and the Bill of Sale and the Assignment Agreement.

          "Product Supply Agreement" shall have the meaning set forth in Section 1.4.

          "Proprietary Materials" shall have the meaning set forth in Section 1.1(f).

          "Purchase Price Allocation" shall have the meaning set forth in
Section 3.2.

          "Purchase Price" shall have the meaning set forth in Section 3.1.

          "Purchased Assets" shall have the meaning set forth in Section 1.1.

          "Real Property Purchase Agreement" shall have the meaning set forth in
Section 1.5.

          "Recruit" shall have the meaning set forth in Section 7.5(c).

          "Retained Liabilities" shall have the meaning set forth in Section
2.2.
          "Rights" shall have the meaning set forth in Section 7.1(a).

          "RLL" shall have the meaning set forth in the Recitals.

          "[*]" shall have the meaning set forth in Section 2.2(h).

          "SEC" shall have the meaning set forth in Section 7.6.

          "SEC Financial Statements" shall have the meaning set forth in Section 7.6.

          "Selected Employees" shall mean any employee of Seller employed in the Business to whom Buyer has made or shall make a formal written employment offer.

          "Seller's Disclosure Schedule" shall have the meaning set forth in
Article 4, first paragraph.

          "Seller's Knowledge" shall have the meaning set forth in Section 4.6.

          "Seller" shall have the meaning set forth in the first paragraph.

          "SMR" shall have the meaning set forth in the Recitals.

          "Solicit" shall have the meaning set forth in Section 7.5(c).

          "Tax" or "Taxes" shall have the meaning set forth in Section 4.13.

          "Tax Returns" shall have the meaning set forth in Section 4.13.

          "Technical Documentation" shall have the meaning set forth in Section

__________
[*] Confidential Treatment Requested.

1.1(d).

          "Territory" shall have the meaning set forth in Section 7.5(a)(ii).

          "Third Party Claims" shall have the meaning set forth in Section 13.3.

          "Transition Services Agreement" shall have the meaning set forth in
Section 1.6.

          "Warranties" shall have the meaning set forth in Section 4.10.

          "Warranty Claims" shall have the meaning set forth in Section 2.1.

          "WLL" shall have the meaning set forth in the Recitals.

     IN WITNESS WHEREOF, each of Seller and Buyer has caused a duly authorized representative to execute this Amended and Restated Asset Purchase Agreement on the date first written above.


HEWLETT-PACKARD COMPANY                POWERWAVE TECHNOLOGIES, INC.




By: /s/ Marianne Cali                  By: /s/ Kevin Michaels
    --------------------------             ------------------------------

Print name: Marianne Cali              Print name: Kevin Michaels
            ---------------------                  -------------------------

Title: Group Business Development      Title: Vice President, Finance and
       --------------------------             ------------------------------
       Manager                                Chief Financial Officer
       --------------------------             ------------------------------